EXHIBIT 99.1

 FOR IMMEDIATE RELEASE

Timberline’s New Drilling Returns Higher Grade Gold

at the Eureka Project, Nevada

Coeur d’Alene, Idaho – February 24, 2021 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) announced today initial results from the second phase of the 2021 drilling program at its 100%-controlled Eureka Project in Nevada. The Company recently completed the 6,536-meter (m) program initiated in July 2021. These results are from six reverse circulation (RC) holes, comprising approximately 1,410m, and partial results from two core holes. These holes are from the Water Well Zone (WWZ), which lies immediately east of the Lookout Mountain gold resource (See Figure 1).

The most significant new gold intercepts in these holes include:

•	22.9m at 6.11 grams per tonne (g/t) gold from 140.8m depth in BHSE-220C, including 12.2m at 8.92 g/t gold from 151.5m depth;
•	10.7m at 2.96 g/t gold from 229.2m depth in BHSE-211C;
•	22.9m at 1.11 g/t gold from 219.5m depth in BHSE-198; and
•	6.10m at 2.85 g/t gold from 161.5m depth in BHSE-204.

Patrick Highsmith, Timberline’s President and CEO commented, “This new drilling in the Water Well Zone has returned the best hole to date in this area, and one of the best holes on the Eureka Project. As we have progressed northward, we have not only encountered richer and thicker gold mineralization, but the target horizon is also much shallower than we have previously seen. It appears as though core drilling is providing much better information than reverse circulation on the geology and gold content. We are currently making plans to twin more RC holes at the Water Well Zone with core holes.”

Drill holes BHSE-204, 205, and 220C were all drilled from the same pad. This location is the farthest north drill site to date at the WWZ, representing a step out of 134m northeast from BHSE-195 (see Company news release dated October 27, 2021). Initial drilling in this area by RC holes BHSE-204 and 205 intercepted carbonaceous jasperoid (silica altered) with notable pyrite and orpiment (arsenic sulfide mineral), all of which are often associated with gold in Carlin-type deposits. The mineralized interval also occurred much shallower than expected. Based on these favorable indications, the Company elected to expedite the assays in these two holes and announce the partial results before receipt of assays above and below the interval of interest.

Comparative Results from Core and RC Drilling

Diamond core drilling may be demonstrating significantly higher grade from mineralized intervals than reverse circulation drilling.

Much of the drilling in the WWZ has encountered significant groundwater inflow during drilling. While groundwater is common in exploration drilling, it can affect sample quality in RC drilling. Fine grained material may be washed away during the drilling and sampling process, and drill cuttings may be washed into the hole from higher up. Either circumstance could result in under-reporting of gold grades when sampling with RC drilling beneath the water table. Core drilling is generally regarded as superior to RC drilling for the quality of both assays and geological information, but it is also much more costly. As previously reported in October 2021, Timberline directed more core drilling into the WWZ during this program to evaluate the reliability of gold grades and increase the confidence of geological interpretations.

Based on the favorable geology and initial indications from the first two holes in the area, BHSE-220C was designed as a core “twin” of BHSE-205. That is, it was collared as close as practical to the RC hole and drilled in parallel to compare the results between the two drilling methods. The core hole encountered similar carbonaceous silicified sedimentary rock with pyrite, orpiment, and realgar (arsenic sulfide mineral). The backlog of assays at the major labs is substantial, so the Company elected to expedite the samples from the visibly mineralized section of the core hole. This means that there are still assays pending above and below this interval, but these assays have been certified as complete by ALS Global.

As shown in Table 1, the results from the mineralized zone in the core hole twin are markedly different from the RC results. The average gold grade in the core samples is substantially higher than reported from the RC samples. In fact, all the individual samples assayed through the mineralized interval returned higher gold values from the drill core than the RC cuttings.

Table 1 – Comparison of Average Mineralized Intervals in Twinned* Drill Holes

Hole	Type	Inclination (°)	From (m)	To (m)	Interval (m)	Gold (g/t)
BHSE-205	RC	-90	138.7	175.3	36.6	1.06
BHSE-220C	Core	-90	140.8	163.7	22.9**	6.11
* - Drill holes collared approximately 2 meters apart from same drill pad ** - Assayed interval ends in the core hole with 7.56 g/t Au, but additional assays are pending.

This phenomenon is well known in the gold exploration industry, as anecdotal reports and some comprehensive studies have demonstrated higher gold grades from core drilling when comparing with twin RC drill holes. The discrepancy reported here is higher than expected, but this result is from only one pair of twin holes. This result suggests that the recent RC drilling in the WWZ may have underestimated the actual gold grade.

The Timberline team is not yet drawing conclusions from these data as results are awaited for several more core holes in the WWZ. Analysis and interpretation of the data will be ongoing as final results come in from the 2021 drill campaign. The Company is also planning to twin several more RC drill holes in the WWZ during the 2022 drill program.

Geological Information from the New Drilling

The WWZ is a downdip and northward lateral extension of the Lookout Mountain mineralization that was discovered by Timberline in 2015 (see Company news release dated February 14, 2015). Prior to this phase of drilling, Timberline has intercepted the zone nine times, but two of the holes were at the margins or in a fault-attenuated interval.

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The WWZ has been a focus of considerable work since 2020 because the gold grades are higher than the Lookout Mountain Resource, including a high-grade intercept from drill hole BHSE-187 reported in January 7, 2021. Seven holes passed through the entire thickness of the WWZ host horizon. In those holes, the zone averaged 18.9m thick with an average gold grade of 2.22 g/t. There were several intervals within those holes ranging from 3 to 7.7m thick in which the gold grade was higher than 4.5 g/t (see Company news release dated October 27, 2021).

The WWZ occupies a favorable horizon at the basal contact of the Dunderberg Shale with the Hamburg Dolomite. At this horizon, Timberline geologists have noted significant multi-staged collapse brecciation that likely accounts for the development of porosity and permeability. The mineralizing fluids exploited this horizon, evidenced by associated intense silicification, sulfidation, and carbonaceous replacement. The resulting jasperoid contains abundant fine sooty pyrite and oftentimes, the arsenic sulfide minerals orpiment and realgar.

The new drilling indicates that the favorable jasperoid stratigraphic section of the WWZ continues well to the north from previous drilling and that it trends closer towards the ground surface in the northerly direction. It is also clear that the zone is cut by numerous faults that may explain the variable depths and thickness of the key formations and contacts. Faults may also affect the fluid pathways through the host rock, so these structures could explain the thicker and higher-grade mineralization encountered in holes such as BHSE-204, 205, 211C, and 220C.

Four (4) of the RC holes (BHSE-198, 199, 200 and 203) tested the margin of the existing resource area in an eastward transition zone towards higher-grade mineralization recognized in previous drilling of the WWZ (Figure 1). Each hole intersected gold mineralization within mixed black pyritic and carbonaceous jasperoid, as best highlighted by BHSE-198 and 199. The shallow intervals reported from BHSE-199 and 200 also contained oxide mineralization.

 Table 2 – Summary of Significant Drill Intercepts in the Water Well Zone (Cutoff Grade 0.2 g/t)

Hole	Type	Azimuth	Inclination	From (m)	To (m)	Interval (m)	Gold (g/t)
BHSE-198	RC	295°	-80°	155.4	161.5	6.1	0.50
				219.5	242.3	22.9	1.11
BHSE-199		0°	-90°	0.0	24.4	24.4	0.41
				275.8	285.0	9.2	0.64
BHSE-200		0°	-90°	0.0	9.1	9.1	0.34
BHSE-203				259.1	263.7	4.6	0.40
BHSE-204		270°	-65°	161.5	167.6	6.1	2.85
			including	161.5	164.6	3.1	4.88
BHSE-205		0°	-90°	138.7	175.3	36.6	1.06
BHSE-211C	Core	0°	-90°	229.2	239.9	10.7	2.96
			including	229.2	232.3	3.1	6.26
BHSE-220C	Core	0°	-90°	140.8	163.7	22.9	6.11*
			including	151.5	163.7	12.2	8.92*
			including	154.4	157.6	3.2	12.75*
* - Width & average grade of these intervals may increase, pending receipt of additional assays.

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Timberline expects analysis of the remaining approximately 1,700 samples to be released systematically by ALS Global in multiple batches over the next 6 weeks. In addition, multi-element analysis is underway on approximately 25% of the samples and is expected to assist in vectoring towards additional gold mineralization.

Sampling Methodology, Chain of Custody, Quality Control and Quality Assurance

Collection of reverse circulation samples was completed under the supervision of a Company representative. Personnel from Timberline or the drilling contractors transported the samples to Timberline’s secure Eureka facility, from which the samples were picked up by personnel from ALS USA Inc. (ALS) for sample preparation in Elko, Nevada or Tucson, Arizona. Quality control was monitored by the insertion of numerous blind certified standard reference materials, field duplicates, and blanks into each sample shipment. Drill samples were assayed by ALS for gold by fire assay of a 30-gram charge with an AA or ICP-ES finish (ALS code Au-AA23). The overlimits for gold samples assaying above 10 g/t were determined by a 30-gram fire assay with gravimetric finish. In addition, gold mineralized samples were submitted for multi-element analysis (33 elements) by four-acid digestion and ICP-ES determination (code ME-ICP61).

Steven Osterberg, Ph.D., P.G., Timberline’s Vice President Exploration, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release. Dr. Osterberg is not independent of the Company as he is an officer.

About Timberline Resources

Timberline Resources Corporation is focused on delivering high-grade Carlin-Type gold discoveries at its district-scale Eureka Project in Nevada. The Eureka Property includes the historic Lookout Mountain and Windfall mines in a total property position of approximately 24 square miles (62 square kilometers). The Lookout Mountain Resource was reported in compliance with Canadian NI 43-101 in an Updated Technical Report on the Lookout Mountain Project by Mine Development Associates, Effective March 1, 2013, filed on SEDAR April 12, 2013 (see Cautionary Note to US Investors below).

Resource Category	Tonnage (million short tons)	Grade (oz/ton)	Grade (grams/tonne)	Contained Au (troy oz)
Measured	3.04	0.035	1.2	106,000
Indicated	25.90	0.016	0.6	402,000
Inferred	11.71	0.012	0.41	141,000

The Company is also operator of the Paiute Joint Venture Project with Nevada Gold Mines in the Battle Mountain District. These properties lie on the prolific Battle Mountain-Eureka gold trend. Timberline also controls the Seven Troughs Project in northern Nevada, which is one of the state’s highest-grade former gold producers. Timberline controls over 43 square miles (111 square kilometers) of mineral rights in Nevada. Detailed maps and mineral resources estimates for the Eureka Project and NI 43-101 technical reports for its projects may be viewed at http://timberlineresources.co/.

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Figure 1 – Location of 2021 Drilling at the Eureka Project, Water Well Zone

Timberline RESOURCES
N
Graben Zone
Gold Resource Area
205
220
204
211
200
199
203
198
High grade drill Intercepts
IP anomaly
Water Well Gold Zone
Dugout
Tunnel Fault
Oswego
Channel Samples
25.9 m @ 14.42 g/t
27.4 m @ 12.02 g/t
Surprise Peak
Ratto Spring
0
250
500m
High Grade Au in Drill Holes
> 3 g/t
≥ 10 g/t
2021 Program Drill Holes
Reverse Circulation
Diamond Drill Core
RC with Core Tail
220
BHSE - Drill Holes
Fault
Lookout Mtn Au Resource
Historic Open Pit
Water Well Zone

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Timberline is listed on the OTCQB where it trades under the symbol “TLRS” and on the TSX Venture Exchange where it trades under the symbol “TBR”.

On behalf of the Board of Directors,

“Patrick Highsmith”

President and CEO

Tel: 208-664-4859

Cautionary Note to U.S. Investors: The terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource,” as used on Timberline’s website and in its news releases are Canadian mining terms that are defined in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”). These Canadian terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC by U.S. registered companies. The SEC permits U.S. companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. Accordingly, note that information describing the Company’s “mineral resources” is not directly comparable to information made public by U.S. companies subject to reporting requirements under U.S. securities laws. U.S. investors are urged to consider closely the disclosure in the Company’s Form 10-K which may be secured from the Company, or online at http://www.sec.gov/edgar.shtml.

Forward-looking Statements: Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These include, but are not limited to, statements regarding the advancement of projects, the footprint and continuity of mineralization, the growth of resources, and exploration potential. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend”, “growth opportunity” and “expect” and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to risks involving forward-looking statements include, but are not limited to, changes in the Company’s business and other factors, including risk factors discussed in the Company’s Form 10-K for the year ended September 30, 2021. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

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